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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2003

Whitney Information Network, Inc.
(Exact name of Registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-27403 (Commission File Number)	84-1475486 (IRS Employee Identification No.)
4818 Colorado Parkway, Cape Coral, Florida 33904 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (239) 542-3401

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On October 16, 2003, Whitney Information Network, Inc. ("Whitney") entered into a Plan of Merger with WINQV Holdings, Inc., a wholly-owned subsidiary of Whitney ("WINQV"), SpeakTek, Inc. ("SpeakTek"), Rance Masheck and Tim Lin. The merger was consummated on October 17, 2003. Pursuant to the Plan of Merger, SpeakTek, a company that conducts options trading seminars under the service mark "Quantum Vision", will be merged with and into WINQV, with WINQV surviving the merger. SpeakTek's former shareholders received $400,000 in cash and $1,000,000 of Whitney restricted common stock at the closing of the merger based upon a stock price equal to $5.00 per share. In connection with the merger, Whitney purchased certain intellectual property and other assets from Quantum Vision, Inc., an affiliate of SpeakTek, for $100,000 in cash. The former SpeakTek shareholders may receive an additional $500,000 in Whitney restricted common stock in the event WINQV achieves gross revenue of at least $2,000,000 during the first six months of fiscal year 2004 and an additional $500,000 in Whitney restricted common stock in the event WINQV achieves gross revenue of at least $7,500,000 during fiscal year 2004. In the event WINQV does not generate $2,000,000 in gross revenue during the first six months of fiscal year 2004 but achieves gross revenue of $7,500,000 during fiscal year 2004, Whitney will issue an aggregate amount of $1,000,000 in Whitney restricted common stock to the former SpeakTek shareholders. The contingent stock payments are based upon the lesser of the average last sale price of Whitney common stock for the 10 day trading period prior to the payment date and $7.50. Whitney has the right to make the contingent payments in cash rather than in stock.

        The Plan of Merger and Whitney's press release announcing the merger are attached as exhibits to this Form 8-K.

Item 7. Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits.

  10.1
  Plan of Merger dated October 16, 2003 by and among Whitney Information Network, Inc., WINQV Holdings, Inc., the Persons set forth on Schedule A thereto and SpeakTek, Inc.

  99.1
  Press Release dated October 15, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitney Information Network, Inc. (Registrant)
Date: October 17, 2003	By:	/s/ RONALD SIMON Name: Ronald Simon Its: Chief Financial Officer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURE